As filed with the Securities and Exchange Commission on May 21, 2010
Registration No. 333-165747

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Pinnacle Entertainment, Inc.
and Additional Subsidiary Guarantor Registrants
(See Table of Other Registrants Below)
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7990	95-3667491
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation or organization)	Classification Code Number)	Number)

	8918 Spanish Ridge Avenue
	Las Vegas, Nevada 89148
	(702) 541-7777
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John A. Godfrey, Esq.
Executive Vice President, General Counsel and Secretary
Pinnacle Entertainment, Inc.
8918 Spanish Ridge Avenue
Las Vegas, Nevada 89148
(702) 541-7777
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Ashok W. Mukhey, Esq.
Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, California 90067
(310) 277-1010
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
     If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
     Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
     Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum offering	Proposed maximum	Amount of
securities to be registered	registered	price per note (1)	aggregate offering price (1)	registration fee
8 5/8% Senior Notes due 2017	$450,000,000	100%	$450,000,000	$32,085 (1)(4)
Guarantees of 8 5/8% Senior Notes due 2017 (2)	—(2)	—(2)	—(2)	—(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2)	No separate consideration will be received for the guarantees.

(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the guarantees.

(4)	Previously paid.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers
Item 21. Exhibits and Financial Statement Schedules
Item 22. Undertakings
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-5.2
EX-5.3
EX-5.4
EX-5.5
EX-5.6
EX-5.7
EX-5.8

OTHER REGISTRANTS

Address, including Zip
Code, and Telephone
	State or Other	I.R.S.	Number, including
	Jurisdiction of	Employer	Area Code, of
Exact Name of Registrant as Specified	Incorporation or	Identification	Registrant’s Principal
in its Charter	Organization	Number	Executive Offices
ACE Gaming, LLC	New Jersey	54-2131351	*
AREH MLK LLC	Delaware	—	*
AREP Boardwalk Properties LLC	Delaware	26-4464389	*
Belterra Resort Indiana, LLC	Nevada	93-1199012	*
BILOXI CASINO CORP.	Mississippi	64-0814408	*
Boomtown, LLC	Delaware	94-3044204	*
Casino Magic Corp.	Minnesota	64-0817483	*
Casino One Corporation	Mississippi	64-0814345	*
Louisiana-I Gaming, a Louisiana Partnership in Commendam	Louisiana	72-1238179	*
Mitre Associates LLC	Delaware	—	*
OGLE HAUS, LLC	Indiana	31-1672109	*
PNK (Baton Rouge) Partnership	Louisiana	72-1246016	*
PNK (BOSSIER CITY), INC.	Louisiana	64-0878110	*
PNK (CHILE 1), LLC	Delaware	51-0553578	*
PNK (CHILE 2), LLC	Delaware	51-0553581	*
PNK Development 7, LLC	Delaware	20-4328580	*
PNK Development 8, LLC	Delaware	20-4486902	*
PNK Development 9, LLC	Delaware	20-4328766	*
PNK Development 13, LLC	New Jersey	20-4330677	*
PNK (ES), LLC	Delaware	51-0534293	*
PNK (LAKE CHARLES), L.L.C.	Louisiana	02-0614452	*
PNK (Reno), LLC	Nevada	88-0101849	*
PNK (River City), LLC	Missouri	20-4330736	*
PNK (SCB), L.L.C.	Louisiana	72-1233908	*
PNK (ST. LOUIS RE), LLC	Delaware	51-0553585	*
PNK (STLH), LLC	Delaware	51-0553583	*
President Riverboat Casino-Missouri, Inc.	Missouri	43-1525395	*
PSW PROPERTIES LLC	Delaware	—	*
St. Louis Casino Corp.	Missouri	64-0836600	*
Yankton Investments, LLC	Nevada	83-0445853	*

*	c/o Pinnacle Entertainment, Inc., 8918 Spanish Ridge Avenue, Las Vegas, Nevada 89148, (702) 541-7777.

EXPLANATORY NOTE
     This Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-165747) is being filed solely for the purpose of filing a revised form of Exhibit 5.1 and new Exhibits 5.2 through 5.8. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus has been omitted and this Amendment No. 1 consists only of the facing page, this explanatory note and Part II of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers
Registrants Incorporated or Organized in Delaware
Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145 further authorizes a Delaware corporation to indemnify any person serving in such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person.
Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
As permitted by Section 102(b)(7) of the DGCL, Article XII of Pinnacle’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”), provides that no director of Pinnacle shall be personally liable to Pinnacle or its stockholders for monetary damages for breach of fiduciary duty by such director for corporate actions as a director to the fullest extent permitted by the DGCL.

The Restated Certificate also provides that Pinnacle shall indemnify its officers and directors to the fullest extent permitted by the DGCL. As permitted by Section 145 of the DGCL, Pinnacle’s Restated Bylaws provide that directors and elected officers who are made, or are threatened to be made, parties to, or are involved in any action, suit or proceeding will be indemnified by Pinnacle to the fullest extent authorized by the DGCL against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. The Restated Bylaws require Pinnacle to advance expenses to its directors and elected officers, provided that, if the DGCL so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification. The Restated Bylaws also provide that the Chief Executive Officer may also appoint officers. Such appointed officers will serve at the pleasure of the Chief Executive Officer and hold officer titles solely for purposes of identification and business convenience. Unless otherwise expressly provided by the Chief Executive Officer and except as required by law, such appointed officers shall not be considered officers for any purpose, including, without limitation, for purposes of indemnification under the Restated Bylaws or otherwise.
Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
The limited liability company agreement of each of AREH MLK LLC, AREP Boardwalk Properties LLC, Boomtown, LLC, Mitre Associates LLC, PNK (CHILE 1), LLC, PNK (CHILE 2), LLC, PNK Development 7, LLC, PNK Development 8, LLC, PNK Development 9, LLC, PNK (ES), LLC, PNK (STLH), LLC, PNK (ST. LOUIS RE), LLC and PSW Properties LLC (individually, a “Delaware Company” and collectively, the “Delaware Companies”) provides that a Covered Person (as defined below) will not be liable to such limited liability company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such person derived an improper personal benefit from the transaction. As used herein, the term “Covered Person” means (a) a member or general partner, (b) a manager, director or officer of a limited liability company or a limited partner of a partnership, (c) any person acting on behalf of a member or general partner to direct the activities of a limited liability company or partnership, or (d) any person who was, at the time of the act or omission in question, a person described in clause (a), (b) or (c) hereof.
The limited liability company agreement of each of the Delaware Companies also provides that each of the Delaware Companies shall indemnify and hold harmless a Covered Person to the fullest extent permitted by Section 18-108 of the DLLCA if such Covered Person acted in good faith on behalf of such Delaware Company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such Delaware Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such Delaware Company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Delaware Company.
Pinnacle maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of Pinnacle. The employment agreements of certain of Pinnacle’s executive officers contain indemnification provisions that provide for the maximum protection permitted under applicable law.

Pinnacle entered into an Indemnification Trust Agreement (the “Indemnification Trust Agreement”) on August 16, 2005, to create an indemnification trust to provide a source for (i) indemnification of and advancement of expenses to Pinnacle’s present and future directors and certain executive officers arising from their activities as such and (ii) payments for the premiums for directors and officers insurance purchased by Pinnacle from time to time, in the event that Pinnacle does not or is not financially able to fulfill such obligations or make such payments. At the time of creation, Pinnacle irrevocably deposited $5.0 million in the trust and pursuant to its terms would be obligated in certain circumstances to contribute up to an additional $5.0 million. The beneficiaries’ representative will have the exclusive right to convey payment demands from time to time on the trustee to direct payment to one or more of the beneficiaries. The term of the trust expires on August 16, 2015, at which time any remaining trust funds will be distributed to Pinnacle, except to the extent necessary to make full and adequate provision for claims made prior to such expiration date or any threatened or anticipated claims.
Registrant Incorporated or Organized in Indiana
Section 23-18-2-2 of the Indiana Business Flexibility Act (“Indiana LLC Law”) provides that, unless the limited liability company’s articles of organization provide otherwise, every limited liability company has power to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Section 23-18-4-4 of Indiana LLC Law provides that a written operating agreement may provide for indemnification of a member or manager for monetary damages for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.
The operating agreement of Ogle Haus, LLC provides that the company shall indemnify the member or any of its agents or managers with respect to company matters, except for fraud.
Registrants Incorporated or Organized in Louisiana
Section 83 of the Louisiana Business Corporation Law as codified in Chapter 1 of Title 12 of the Louisiana Revised Statutes permits a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or non-profit corporation, partnership, joint venture, or other enterprise and he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provisions of Section 83 are not exclusive, but no corporation may indemnify any person for willful or intentional misconduct. Section 83 also permits a corporation to advance expenses to its directors and officers, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.
Article XII of PNK (Bossier City), Inc.’s Second Amended and Restated Bylaws provides for mandatory indemnification for current and former directors and officers to the full extent permitted by Louisiana law, including the right to be paid expenses incurred in defending a proceeding in advance of its final disposition.

Section 1315 of the Louisiana Limited Liability Company Law as codified in Chapter 22 of Title 12 of the Louisiana Revised Statutes permits a limited liability company in its articles of organization or operating agreement to eliminate or limit the personal liability of members and managers for monetary damages for breaches of certain statutorily specified duties and to provide for indemnification of members and managers for judgments, settlements, penalties, fines, or expenses incurred because such person is or was a member or manager. No such permitted provisions shall limit or eliminate the liability of a member or manager for the amount of a financial benefit received by a member or manager to which he is not entitled or for any intentional violation of criminal law.
The limited liability company agreement of each of PNK (SCB), L.L.C. and PNK (LAKE CHARLES), L.L.C. (each a “Louisiana Company” and collectively, the “Louisiana Companies”) provides that a Covered Person will not be liable to such Louisiana Company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.
The limited liability company agreement of each of the Louisiana Companies also provides that each of the Louisiana Companies shall indemnify and hold harmless a Covered Person to the fullest extent permitted by Louisiana law if such Covered Person acted in good faith on behalf of such Louisiana Company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such Louisiana Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such Louisiana Company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Louisiana Company.
Sections 2801 to 2835 of the Louisiana Civil Code, which provide for general partnerships, and Sections 2836 to 2844 of the Louisiana Civil Code, which provide for Louisiana partnerships in Commendam, are silent with respect to indemnification. However, provisions that are not covered by Louisiana’s partnership laws are subject to the general provisions of Louisiana law, which permit indemnification except in certain circumstances.
The Third Amended and Restated Partnership Agreement of Louisiana-I Gaming, a Louisiana partnership in Commendam, and the Third Amended and Restated Partnership Agreement for PNK (Baton Rouge) Partnership (each a “Louisiana Partnership” or collectively, the “Louisiana Partnerships”) provide that a Covered Person will not be liable to such Louisiana Partnership for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.
The partnership agreements of each of the Louisiana Partnerships also provide that each of the Louisiana Partnerships shall indemnify and hold harmless a Covered Person if such Covered Person acted in good faith on behalf of such Louisiana Partnership and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Louisiana Partnership, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of the Covered Person incurred in defending an action, suit or proceeding shall be paid by such Louisiana Partnership as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Louisiana Partnership.

Registrants Incorporated or Organized in Minnesota
Section 302A.521, subd. 2, of the Minnesota Business Corporation Act requires a corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of the person’s former or present official capacity with respect to the corporation, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, excise taxes, or expenses; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person’s official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the corporation, or, in the case of a director, officer or employee of the corporation involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the corporation.
In addition, Section 302A.521, subd. 3, requires payment by the corporation of reasonable expenses in advance of final disposition of the proceeding if certain conditions are satisfied. A decision as to whether indemnification is required is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.
Registrants Incorporated or Organized in Mississippi
Section 79-4-8.51 of the Mississippi Business Corporation Act (“MBCA”) grants to a corporation the authority to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding, provided that he conducted himself in good faith and either (a) reasonably believed that, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
MBCA § 79-4-8.52 also requires indemnification of any director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Moreover, under the authority of MBCA § 79-4-8.54, a court may order indemnification of a director or advance for his expenses under certain circumstances specified in the statute. The mandatory and court-ordered indemnifications contained in MBCA Sections 79-4-8.52 and 79-4-8.54 apply to officers of corporations to the same extent as directors by express reference in Section 79-4-8.56.
Under MBCA § 79-4-8.56, a corporation also may indemnify and advance expenses to an officer of a corporation who is a party to a proceeding because he is an officer of the corporation. This indemnification may be made to the same extent as if such officer were a director of the corporation, and if he is an officer but not a director, to such further extent as may be provided elsewhere in the governing documents of the corporation and resolutions therefor, except under certain instances specified in the statute.
The Restated Bylaws for each of Biloxi Casino Corp. and Casino One Corporation (each, a “Mississippi Corporation” and collectively, the “Mississippi Corporations”) each provide that directors and officers who are made, or are threatened to be made, parties to, or are involved in, any action, suit or proceeding will be indemnified by such Mississippi Corporation to the fullest extent authorized by the MBCA against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. The Restated Bylaws of the Mississippi Corporations require them to advance expenses to its directors and officers, provided that, if the MBCA so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.
Registrants Incorporated or Organized in Missouri
Sections 351.355(1) and (2) of the General and Business Corporation Law of Missouri (the “MGBC”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 351.355(3) provides that except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
Section 351.355(4) provides that any indemnification described above, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.
Section 351.355(5) provides that the board of directors may authorize that expenses incurred in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount.
The Articles of Incorporation, as amended, and the Amended and Restated Bylaws of President Riverboat Casino-Missouri, Inc. (the “President”) generally provide that directors and officers who are made, or are threatened to be made, parties to, or are involved in any action, suit or proceeding will be indemnified by the President to the fullest extent authorized by the MGBC against all expenses and liabilities, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any proceeding. The Amended and Restated Bylaws of the President require it to advance expenses to its directors and officers, provided that, if the MGBC so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.
The Missouri Limited Liability Company Act is silent as to indemnification. The limited liability company agreement of PNK (River City), LLC (“River City”) provides that a Covered Person will not be liable to such limited liability company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such person derived an improper personal benefit from the transaction.
The limited liability company agreement of River City also provides that River City shall indemnify and hold harmless a Covered Person if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of River City, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by River City as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to indemnification. Any indemnification shall be satisfied solely out of the assets of River City.
Registrants Incorporated or Organized in Nevada
Section 86.411 of the Nevada Revised Statutes (“NRS”) provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the limited liability company), by reason of being or having been a manager, member, employee or agent of the limited liability company or serving in certain capacities at the request of the limited liability company. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified. Section 86.421 of the NRS provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager, member, employee or agent of the limited liability company or serving in certain capacities at the request of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, in either case the person to be indemnified must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 86.431 of the NRS also provides that, to the extent a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.
Section 86.441 of the NRS permits a limited liability company to provide, in its articles of organization, operating agreement or other agreement, for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.
Section 86.461 of the NRS permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s members, managers, employees or agents, or any persons serving in certain capacities at the request of the limited liability company, for any liability and expenses incurred by them in their capacities as members, managers, employees or agents or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.
The articles of organization of PNK (Reno), LLC (“PNK Reno”) and Belterra Resort Indiana, LLC (“Belterra”) require such limited liability companies, in addition to any other rights of indemnification to which its members may be entitled, to pay or to purchase insurance or make other financial arrangements to pay, the expenses incurred by its members in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such members in their capacity as members of such limited liability companies, as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by such companies.
The articles of organization of Yankton Investments, LLC (“Yankton”) require such limited liability company, in addition to any other rights of indemnification to which its members or managers may be entitled, to pay or to purchase insurance or make other financial arrangements to pay, the expenses incurred by its members or managers in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such members or managers in their capacity as members or managers of such company, as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by such company.
The operating agreement of each of PNK Reno and Belterra provides that the member and any manager or officer of such limited liability company will not be liable to such limited liability company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action.
The operating agreement of Yankton provides that the member and any manager of such limited liability company, and any other person so designated by the member, will not be liable to such limited liability company for any act or omission made in good faith and in a manner reasonably believed by such person to be within the scope of his or her authority, except that such person is liable for any loss, damage or claim incurred due to such person’s intentional misconduct, fraud or knowing violation of the law, which was material to the cause of action.
The operating agreement of each of PNK Reno, Belterra and Yankton also provides that such limited liability company shall indemnify and hold harmless the member and any manager or officer of such limited liability company to the fullest extent permitted by the NRS. Expenses of such member, manager or officer incurred in defending an action, suit or proceeding shall be paid by such limited liability company as such expenses are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such member, manager or officer is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such limited liability company.

Registrants Incorporated or Organized in New Jersey
Section 42:2B-10 of the New Jersey Limited Liability Company Act (“New Jersey LLC Law”) provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
The limited liability company agreement of each of ACE Gaming, LLC and PNK Development 13, LLC (each a “New Jersey Company” and collectively, the “New Jersey Companies”) provides that a Covered Person will not be liable to such New Jersey Company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.
The limited liability company agreement of each of the New Jersey Companies also provides that each of the New Jersey Companies shall indemnify and hold harmless a Covered Person to the fullest extent permitted by New Jersey LLC Law if such Covered Person acted in good faith on behalf of such New Jersey Company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such New Jersey Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such New Jersey Company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such New Jersey Company.
Item 21. Exhibits and Financial Statement Schedules
(a) Exhibits

Exhibit
Number	Description of Exhibit

3.1	Restated Certificate of Incorporation of Pinnacle Entertainment, Inc., as amended, is hereby incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 9, 2005 (SEC File No. 001-13641)

3.2	Restated Bylaws of Pinnacle Entertainment, Inc., as amended, are hereby incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on April 2, 2010 (SEC File No. 001-13641)

3.3	Certificate of Formation of ACE Gaming, LLC is hereby incorporated by reference to Exhibit 3.3 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.4	Second Amended and Restated Limited Liability Company Agreement of ACE Gaming, LLC is hereby incorporated by reference to Exhibit 3.4 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.5	Certificate of Formation of AREH MLK LLC, as amended, is hereby incorporated by reference to Exhibit 3.5 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

Exhibit
Number	Description of Exhibit

3.6	Third Amended and Restated Limited Liability Company Agreement of AREH MLK LLC is hereby incorporated by reference to Exhibit 3.6 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.7*	Amended and Restated Certificate of Formation of AREP Boardwalk Properties LLC

3.8	Second Amended and Restated Limited Liability Company Agreement of AREP Boardwalk Properties LLC is hereby incorporated by reference to Exhibit 3.8 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.9	Amended and Restated Articles of Organization Belterra Resort Indiana, LLC, are hereby incorporated by reference to Exhibit 4.1 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3/A filed on November 16, 2004 (SEC File No. 333-90426)

3.10	Amended and Restated Operating Agreement of Belterra Resort Indiana, LLC is hereby incorporated by reference to Exhibit 4.2 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3/A filed on November 16, 2004 (SEC File No. 333-90426)

3.11	Articles of Incorporation of Biloxi Casino Corp. are hereby incorporated by reference to Exhibit 3.33 to the Company’s Amendment No. 1 to Registration Statement on Form S-4 filed on March 26, 1999 (SEC File No. 333-73235)

3.12	Amended and Restated Bylaws of Biloxi Casino Corp. is hereby incorporated by reference to Exhibit 3.12 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985).

3.13	Certificate of Formation of Boomtown, LLC is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 30, 2004 (SEC File No. 001-13641)

3.14	Amended and Restated Limited Liability Company Agreement of Boomtown, LLC is hereby incorporated by reference to Exhibit 3.14 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.15	Articles of Incorporation of Casino Magic Corp. , as amended, are hereby incorporated by reference to Exhibit 3.29 to the Company’s Amendment No. 1 to Registration Statement on Form S-4 filed on March 26, 1999 (SEC File No. 333-73235)

3.16	Amended and Restated By-Laws of Casino Magic Corp. is hereby incorporated by reference to Exhibit 3.16 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.17	Articles of Incorporation of Casino One Corporation are hereby incorporated by reference to Exhibit 3.37 to the Company’s Amendment No. 1 to Registration Statement on Form S-4 filed on March 26, 1999 (SEC File No. 333-73235)

Exhibit
Number	Description of Exhibit

3.18	Amended and Restated Bylaws of Casino One Corporation is hereby incorporated by reference to Exhibit 3.18 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.19	Third Amended and Restated Partnership Agreement of Louisiana—I Gaming, a Louisiana Partnership in Commendam is hereby incorporated by reference to Exhibit 3.19 to the Company’s Form S-4/A filed on May 7, 2008 (SEC File No. 333-149985)

3.20	Certificate of Formation of MITRE Associates LLC is hereby incorporated by reference to Exhibit 3.20 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.21	Second Amended and Restated Limited Liability Company Agreement of MITRE Associates LLC is hereby incorporated by reference to Exhibit 3.21 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.22	Amended and Restated Articles of Organization of Ogle Haus, LLC are hereby incorporated by reference to Exhibit 4.37 to the Company’s Amendment No. 2 to Registration Statement on Form S-3/A filed on August 6, 2002 (SEC File No. 333-90426)

3.23	Operating Agreement of Ogle Haus, LLC is hereby incorporated by reference to Exhibit 4.38 to the Company’s Amendment No. 2 to Registration Statement on Form S-3/A filed on August 6, 2002 (SEC File No. 333-90426)

3.24	Third Amended and Restated Partnership Agreement of PNK (Baton Rouge) Partnership is hereby incorporated by reference to Exhibit 3.24 to the Company’s Form S-4/A filed on May 7, 2008 (SEC File No. 333-149985)

3.25	Restated Articles of Incorporation of PNK (Bossier City), Inc. is hereby incorporated by reference to Exhibit 3.25 to the Company’s Form S-4/A filed on May 7, 2008 (SEC File No. 333-149985)

3.26	Second Amended and Restated Bylaws of PNK (Bossier City), Inc. is hereby incorporated by reference to Exhibit 3.26 to the Company’s Form S-4/A filed on May 7, 2008 (SEC File No. 333-149985)

3.27	Certificate of Formation of PNK (CHILE 1), LLC is hereby incorporated by reference to Exhibit 3.27 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.28	Amended and Restated Limited Liability Company Agreement of PNK (CHILE 1), LLC is hereby incorporated by reference to Exhibit 3.28 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.29	Certificate of Formation of PNK (CHILE 2), LLC is hereby incorporated by reference to Exhibit 3.29 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

Exhibit
Number	Description of Exhibit

3.30	Amended and Restated Limited Liability Company Agreement of PNK (CHILE 2), LLC is hereby incorporated by reference to Exhibit 3.30 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.31	Certificate of Formation of PNK Development 7, LLC is hereby incorporated by reference to Exhibit 3.31 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.32	Amended and Restated Limited Liability Company Agreement of PNK Development 7, LLC is hereby incorporated by reference to Exhibit 3.32 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.33	Certificate of Formation of PNK Development 8, LLC is hereby incorporated by reference to Exhibit 3.33 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.34	Amended and Restated Limited Liability Company Agreement of PNK Development 8, LLC is hereby incorporated by reference to Exhibit 3.34 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.35	Certificate of Formation of PNK Development 9, LLC is hereby incorporated by reference to Exhibit 3.35 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.36	Amended and Restated Limited Liability Company Agreement of PNK Development 9, LLC is hereby incorporated by reference to Exhibit 3.36 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.37	Certificate of Formation of PNK Development 13, LLC is hereby incorporated by reference to Exhibit 3.37 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.38	Second Amended and Restated Limited Liability Company Agreement of PNK Development 13, LLC is hereby incorporated by reference to Exhibit 3.38 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.39	Certificate of Formation of PNK (ES), LLC is hereby incorporated by reference to Exhibit 3.39 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.40	Amended and Restated Limited Liability Company Agreement of PNK (ES), LLC is hereby incorporated by reference to Exhibit 3.40 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.41	Articles of Organization of PNK (LAKE CHARLES), L.L.C. are hereby incorporated by reference to Exhibit 4.24 to the Company’s Registration Statement no Form S-3 filed on August 6, 2002 (SEC File No. 333-90426)

Exhibit
Number	Description of Exhibit

3.42	Amended and Restated Limited Liability Company Agreement of PNK (LAKE CHARLES), L.L.C. is hereby incorporated by reference to Exhibit 3.42 to the Company’s Form S-4/A filed on May 7, 2008 (SEC File No. 333-149985)

3.43	Articles of Organization of PNK (Reno), LLC are hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 19, 2003 (SEC File No. 001-13641)

3.44	Operating Agreement of PNK (Reno), LLC is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 19, 2003 (SEC File No. 001-13641)

3.45*	Articles of Organization of PNK (River City), LLC, as amended

3.46*	Operating Agreement of PNK (River City), LLC

3.47	Articles of Organization of PNK (SCB), L.L.C., as amended, is hereby incorporated by reference to Exhibit 3.45 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.48	Second Amended and Restated Limited Liability Company Agreement of PNK (SCB), L.L.C. is hereby incorporated by reference to Exhibit 3.46 to the Company’s Form S-4/A filed on May 7, 2008 (SEC File No. 333-149985)

3.49	Certificate of Formation of PNK (ST. LOUIS RE), LLC is hereby incorporated by reference to Exhibit 3.47 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.50	Amended and Restated Limited Liability Company Agreement of PNK (ST. LOUIS RE), LLC is hereby incorporated by reference to Exhibit 3.48 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.51	Certificate of Formation of PNK (STLH), LLC, as amended, is hereby incorporated by reference to Exhibit 3.49 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.50	Second Amended and Restated Limited Liability Company Agreement of PNK (STLH), LLC is hereby incorporated by reference to Exhibit 3.50 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.52*	Articles of Incorporation of President Riverboat Casino-Missouri, Inc., as amended

3.53*	Amended and Restated By-Laws of President Riverboat Casino-Missouri, Inc.

3.54	Certificate of Formation of PSW Properties LLC is hereby incorporated by reference to Exhibit 3.51 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

Exhibit
Number	Description of Exhibit

3.55	Second Amended and Restated Limited Liability Company Agreement of PSW Properties LLC is hereby incorporated by reference to Exhibit 3.52 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.56	Articles of Incorporation of St. Louis Casino Corp., as amended, is hereby incorporated by reference to Exhibit 3.53 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.57	Amended and Restated By-laws of St. Louis Casino Corp. is hereby incorporated by reference to Exhibit 3.54 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.58	Articles of Organization of Yankton Investments, LLC, as amended is hereby incorporated by reference to Exhibit 3.55 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.59	Operating Agreement of Yankton Investments, LLC is hereby incorporated by reference to Exhibit 3.56 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

4.1	Indenture dated as of August 10, 2009, governing the 8.625% Senior Notes due 2017, by and among Pinnacle Entertainment, Inc., the guarantors identified therein and The Bank of New York Mellon Trust Company is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 13, 2009. (SEC File No. 001-13641).

4.2	First Supplemental Indenture, dated as of February 5, 2010, governing the 8.625% Senior Notes due 2017, by and among Pinnacle Entertainment, Inc. the guarantors identified therein and The Bank of New York Mellon Trust Company, N.A. is herby incorporated by reference to Exhibit 4.33 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. (SEC File No. 001-13641).

4.3	Form of 8.625% Senior Note due 2017 is hereby incorporated by reference to Exhibit A contained in Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 13, 2009. (SEC File No. 001-13641).

4.4	Registration Rights Agreement, dated as of August 10, 2009, among the Company, the guarantors identified therein and J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., and Deutsche Bank Securities Inc., as representatives of the several Initial Purchasers named in Schedule 1 of the Purchase Agreement is hereby incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on August 13, 2009. (SEC File No. 001-13641).

5.1**	Opinion of Irell & Manella LLP.

5.2**	Opinion of Brownstein Hyatt Farber Schreck, LLP.

5.3**	Opinion of Baker & Daniels LLP.

5.4**	Opinion of Stone Pigman Walther Wittmann L.L.C.

5.5**	Opinion of Briol & Associates, PLLC.

5.6**	Opinion of Lathrop & Gage LLP.

Exhibit
Number	Description of Exhibit

5.7**	Opinion of Sills Cummis & Gross P.C.

5.8**	Opinion of Watkins Ludlam Winter & Stennis, P.A.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Ernst & Young LLP.

23.3**	Consent of Irell & Manella LLP (included in their opinion filed as Exhibit 5.1).

23.4**	Consent of Brownstein Hyatt Farber Schreck, LLP (included in their opinion filed as Exhibit 5.2).

23.5**	Consent of Baker & Daniels LLP (included in their opinion filed as Exhibit 5.3).

23.6**	Consent of Stone Pigman Walther Wittmann L.L.C. (included in their opinion filed as Exhibit 5.4).

23.7**	Consent of Briol & Associates, PLLC (included in their opinion filed as Exhibit 5.5).

23.8**	Consent of Lathrop & Gage LLP (included in their opinion filed as Exhibit 5.6).

23.9**	Consent of Sills Cummis & Gross P.C. (included in their opinion filed as Exhibit 5.7).

23.10**	Consent of Watkins Ludlam Winter & Stennis, P.A. (included in their opinion filed as Exhibit 5.8).

24.1*	Power of Attorney.

25.1*	Statement of Eligibility of Trustee on Form T-1.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Broker Letter.

99.4*	Form of Letter to Holders and DTC Participants.

99.5*	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*	Previously filed with the Form S-4 filed by the Registrant on March 26, 2010.

**	Filed herewith.
Item 22. Undertakings
     (a) The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is used in the offering made by the undersigned registrant to the purchaser

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) The undersigned Registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President and Chief Financial
Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

*	Director, President and Chief Executive Officer (Principal Executive Officer)

Anthony M. Sanfilippo

/s/ Stephen H. Capp	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Stephen H. Capp
*	Director and Nonexecutive Chairman of the Board

Richard J. Goeglein

*	Director

Stephen C. Comer

*	Director

John V. Giovenco

*	Director

Ellis Landau

*	Director

Bruce A. Leslie

*	Director

James L. Martineau

*	Director

Michael Ornest

*	Director

Lynn P. Reitnouer

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

ACE Gaming, LLC a New Jersey limited liability company

By:	its Sole Member

PNK DEVELOPMENT 13, LLC, a New Jersey limited liability company

	By:	its Sole Member

BILOXI CASINO CORP., a Mississippi corporation

		By:	/s/ Stephen H. Capp

Stephen H. Capp
Chief Financial Officer
and Treasurer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant and Sole Director and Chairman of the Board of Biloxi Casino Corp., the Sole Member of PNK Development 13, LLC, the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Stephen H. Capp

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

AREH MLK LLC a Delaware limited liability company

By: its Sole Member

BILOXI CASINO CORP., a Mississippi corporation

By:	/s/ Stephen H. Capp

Stephen H. Capp
Chief Financial Officer and Treasurer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

*	Sole Director, Chairman of the Board and Chief Executive Officer of Biloxi Casino Corp., the Sole Member of Registrant (Principal Executive Officer)

Anthony M. Sanfilippo

/s/ Stephen H. Capp	Chief Financial Officer and Treasurer of Biloxi Casino Corp., the Sole Member of Registrant (Principal Financial and Accounting Officer)

Stephen H. Capp

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

AREP Boardwalk Properties LLC, a Delaware limited liability company

By: its Sole Member

BILOXI CASINO CORP., a Mississippi corporation

By:	/s/ Stephen H. Capp

Stephen H. Capp
Chief Financial Officer and
Treasurer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant and Sole Director and Chairman of the Board of Biloxi Casino Corp., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Stephen H. Capp

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By: its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

Stephen H. Capp

*	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, the Sole Member of Registrant

Richard J. Goeglein

*	Director of Pinnacle Entertainment, the Sole Member of Registrant

Stephen C. Comer

*	Director of Pinnacle Entertainment, the Sole Member of Registrant

John V. Giovenco

*	Director of Pinnacle Entertainment, the Sole Member of Registrant

Ellis Landau

*	Director of Pinnacle Entertainment, the Sole Member of Registrant

Bruce A. Leslie

*	Director of Pinnacle Entertainment, the Sole Member of Registrant

James L. Martineau

Signature	Title

*	Director of Pinnacle Entertainment, the Sole Member of Registrant

Michael Ornest

*	Director of Pinnacle Entertainment, the Sole Member of Registrant

Lynn P. Reitnouer

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

BILOXI CASINO CORP., a Mississippi corporation

By:	/s/ Stephen H. Capp

Stephen H. Capp
Chief Financial Officer and Treasurer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

*	Sole Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Anthony M. Sanfilippo

/s/ Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Stephen H. Capp

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

BOOMTOWN, LLC, a Delaware limited liability company

By: its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President
and Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Registrant and Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer)

Stephen H. Capp

*	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, the Sole Member of Registrant

Richard J. Goeglein

*	Director of Pinnacle Entertainment, the Sole Member of Registrant

Stephen C. Comer

*	Director of Pinnacle Entertainment, the Sole Member of Registrant

John V. Giovenco

*	Director of Pinnacle Entertainment, the Sole Member of Registrant

Ellis Landau

*	Director of Pinnacle Entertainment, the Sole Member of Registrant

Bruce A. Leslie

*	Director of Pinnacle Entertainment, the Sole Member of Registrant

James L. Martineau

Signature	Title

*	Director of Pinnacle Entertainment, the Sole Member of Registrant

Michael Ornest

*	Director of Pinnacle Entertainment, the Sole Member of Registrant

Lynn P. Reitnouer

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

CASINO MAGIC CORP., a Minnesota corporation

By:	/s/ Stephen H. Capp

Stephen H. Capp
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

*	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

Anthony M. Sanfilippo

/s/ Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer)

Stephen H. Capp

*By:	/s/ Stephen H. Capp

Stephen H. Capp Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

CASINO ONE CORPORATION, a Mississippi corporation

By:	/s/ Stephen H. Capp

Stephen H. Capp
Treasurer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

*	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

Anthony M. Sanfilippo

/s/ Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

Stephen H. Capp

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

LOUISIANA-I GAMING, a Louisiana Partnership in Commendam

By: its General Partner

BOOMTOWN, LLC, a Delaware limited liability company

By: its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Boomtown, LLC, the General Partner of Registrant and Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp	Chief Financial Officer of Boomtown, LLC, the General Partner of Registrant (Principal Financial and Accounting Officer)

Stephen H. Capp

*	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, the Sole Member of Boomtown, LLC, the General Partner of Registrant

Richard J. Goeglein

*	Director of Pinnacle Entertainment, the Sole Member of Boomtown, LLC, the General Partner of Registrant

Stephen C. Comer

*	Director of Pinnacle Entertainment, the Sole Member of Boomtown, LLC, the General Partner of Registrant

John V. Giovenco

Signature	Title

*	Director of Pinnacle Entertainment, the Sole Member of Boomtown, LLC, the General Partner of Registrant

Ellis Landau

*	Director of Pinnacle Entertainment, the Sole Member of Boomtown, LLC, the General Partner of Registrant

Bruce A. Leslie

*	Director of Pinnacle Entertainment, the Sole Member of Boomtown, LLC, the General Partner of Registrant

James L. Martineau

*	Director of Pinnacle Entertainment, the Sole Member of Boomtown, LLC, the General Partner of Registrant

Michael Ornest

*	Director of Pinnacle Entertainment, the Sole Member of Boomtown, LLC, the General Partner of Registrant

Lynn P. Reitnouer

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

MITRE ASSOCIATES LLC, a Delaware limited liability company

By:	its Sole Member

PNK DEVELOPMENT 13, LLC,
a New Jersey limited liability company

	By:	its Sole Member

BILOXI CASINO, CORP.,
a Mississippi corporation

		By:	/s/ Stephen H. Capp

Stephen H. Capp
Chief Financial Officer and
Treasurer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

*	Chief Executive Officer of Registrant and Sole Director and Chairman of the Board of Biloxi Casino Corp., the Sole Member of PNK Development 13, LLC, the Sole Member of Registrant (Principal Executive Officer)

Anthony M. Sanfilippo

/s/ Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Stephen H. Capp

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

OGLE HAUS, LLC, an Indiana limited liability company

By:	its Sole Member

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

		By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

*	Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant (Principal Executive Officer)

Anthony M. Sanfilippo

/s/ Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant (Principal Financial and Accounting Officer)

Stephen H. Capp

*	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

Richard J. Goeglein

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

Stephen C. Comer

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

John V. Giovenco

Signature	Title

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

Ellis Landau

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

Bruce A. Leslie

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

James L. Martineau

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

Michael Ornest

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

Lynn P. Reitnouer

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

PNK (BATON ROUGE) PARTNERSHIP, a Louisiana General Partnership

By:	its Managing Partner

PNK DEVELOPMENT 8, LLC, a Delaware limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

		By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

*	Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant (Principal Executive Officer)

Anthony M. Sanfilippo

/s/ Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant (Principal Financial and Accounting Officer)

Stephen H. Capp

*	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

Richard J. Goeglein

*	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

Stephen C. Comer

*	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

John V. Giovenco

Signature	Title

*	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

Ellis Landau

*	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

Bruce A. Leslie

*	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

James L. Martineau

*	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

Michael Ornest

*	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

Lynn P. Reitnouer

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

PNK (BOSSIER CITY), INC., a Louisiana corporation

By:	/s/ Stephen H. Capp

Stephen H. Capp
Treasurer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

*	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

Anthony M. Sanfilippo

/s/ Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

Stephen H. Capp

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

PNK (CHILE 1), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

*	Director, President and Chief Executive Officer of

Anthony M. Sanfilippo	Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp	Executive Vice President and Chief Financial Officer

Stephen H. Capp	of Pinnacle Entertainment, Inc., the Sole Member of the Registrant (Principal Financial and Accounting Officer)

*	Director and Nonexecutive Chairman of the Board

Richard J. Goeglein	of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*	Director of Pinnacle Entertainment, Inc., the Sole Member

Stephen C. Comer	of Registrant

*	Director of Pinnacle Entertainment, Inc., the Sole Member

John V. Giovenco	of Registrant

*	Director of Pinnacle Entertainment, Inc., the Sole Member

Ellis Landau	of Registrant

*	Director of Pinnacle Entertainment, Inc., the Sole Member

Bruce A. Leslie	of Registrant

*	Director of Pinnacle Entertainment, Inc., the Sole Member

James L. Martineau	of Registrant

Signature	Title

*	Director of Pinnacle Entertainment, Inc., the Sole Member

Michael Ornest	of Registrant

*	Director of Pinnacle Entertainment, Inc., the Sole Member

Lynn P. Reitnouer	of Registrant

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

PNK (CHILE 2), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

*	Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

Anthony M. Sanfilippo

/s/ Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of the Registrant (Principal Financial and Accounting Officer)

Stephen H. Capp

*	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Richard J. Goeglein

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Stephen C. Comer

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

John V. Giovenco

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Ellis Landau

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Bruce A. Leslie

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

James L. Martineau

Signature	Title

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Michael Ornest

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Lynn P. Reitnouer

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

PNK DEVELOPMENT 7, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

*	Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

Anthony M. Sanfilippo

/s/ Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

Stephen H. Capp

*	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Richard J. Goeglein

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Stephen C. Comer

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

John V. Giovenco

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Ellis Landau

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Bruce A. Leslie

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

James L. Martineau

Signature	Title

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Michael Ornest

*	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Lynn P. Reitnouer

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.
PNK DEVELOPMENT 8, LLC,
a Delaware limited liability company
By: its Sole Member
PINNACLE ENTERTAINMENT, INC.,
a Delaware corporation
By:  /s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant
*By:     /s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.
PNK DEVELOPMENT 9, LLC,
a Delaware limited liability company
By: its Sole Member
PINNACLE ENTERTAINMENT, INC.,
a Delaware corporation
By:  /s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant
*By:     /s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.
PNK DEVELOPMENT 13, LLC,
a New Jersey limited liability company
By: its Sole Member
BILOXI CASINO CORP.,
a Mississippi corporation
By:  /s/ Stephen H. Capp
Stephen H. Capp
Chief Financial Officer and Treasurer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant and Sole Director and Chairman of the Board of Biloxi Casino Corp., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
*By:     /s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.
PNK (ES), LLC,
a Delaware limited liability company
By: its Sole Member
PINNACLE ENTERTAINMENT, INC.,
a Delaware corporation
By:  /s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant and Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant
*By:     /s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.
PNK (LAKE CHARLES), LLC,
a Louisiana limited liability company
By: its Sole Member/Manager
PINNACLE ENTERTAINMENT, INC.,
a Delaware corporation
By:  /s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

Signature	Title

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant
*By:     /s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.
PNK (RIVER CITY), LLC,
a Missouri limited liability company
By: its Sole Member
PINNACLE ENTERTAINMENT, INC.,
a Delaware corporation
By:  /s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant and Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant
*By:     /s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.
PNK (RENO), LLC,
a Nevada limited liability company
By: its Sole Member
PINNACLE ENTERTAINMENT, INC.,
a Delaware corporation
By: /s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Registrant and Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant
*By:     /s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.
PNK (SCB), LLC,
a Louisiana limited liability company
By: its Sole Member
PNK DEVELOPMENT 7, LLC,
a Delaware limited liability company
By: its Sole Member
PINNACLE ENTERTAINMENT, INC.,
a Delaware corporation
By: /s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

Signature	Title

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant
*By:     /s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.
PNK (STLH), LLC,
a Delaware limited liability company
By: its Sole Member
PINNACLE ENTERTAINMENT, INC.,
a Delaware corporation
By: /s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant
* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant
*By:     /s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

PNK (ST. LOUIS RE), LLC,
a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC.,
a Delaware corporation

	By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant
* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

PRESIDENT RIVERBOAT CASINO-MISSOURI, INC.,
a Missouri corporation

By:	/s/ Stephen H. Capp

Stephen H. Capp
Chief Financial Officer and Treasurer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Sole Director and Chairman of the Board (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

PSW PROPERTIES LLC
a Delaware limited liability company

By:	its Sole Member

BILOXI CASINO, CORP.,
a Mississippi corporation

	By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President and
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Sole Director, Chairman of the Board and Chief Executive Officer of Biloxi Casino Corp., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Chief Financial Officer and Treasurer of Biloxi Casino Corp., the Sole Member of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

ST. LOUIS CASINO CORP.,
a Missouri corporation

By:	/s/ Stephen H. Capp

Stephen H. Capp
Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Sole Director and Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 20th day of May, 2010.

YANKTON INVESTMENTS, LLC,
a Nevada limited liability company

By:	/s/ John A. Godfrey

John A. Godfrey
Manager
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2010.

Signature	Title

* Anthony M. Sanfilippo	Director, President and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Nonexecutive Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant
* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

3.1	Restated Certificate of Incorporation of Pinnacle Entertainment, Inc., as amended, is hereby incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 9, 2005 (SEC File No. 001-13641)

3.2	Restated Bylaws of Pinnacle Entertainment, Inc., as amended, are hereby incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on April 2, 2010 (SEC File No. 001-13641)

3.3	Certificate of Formation of ACE Gaming, LLC is hereby incorporated by reference to Exhibit 3.3 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.4	Second Amended and Restated Limited Liability Company Agreement of ACE Gaming, LLC is hereby incorporated by reference to Exhibit 3.4 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.5	Certificate of Formation of AREH MLK LLC, as amended, is hereby incorporated by reference to Exhibit 3.5 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.6	Third Amended and Restated Limited Liability Company Agreement of AREH MLK LLC is hereby incorporated by reference to Exhibit 3.6 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.7*	Amended and Restated Certificate of Formation of AREP Boardwalk Properties LLC

3.8	Second Amended and Restated Limited Liability Company Agreement of AREP Boardwalk Properties LLC is hereby incorporated by reference to Exhibit 3.8 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.9	Amended and Restated Articles of Organization Belterra Resort Indiana, LLC, are hereby incorporated by reference to Exhibit 4.1 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3/A filed on November 16, 2004 (SEC File No. 333-90426)

3.10	Amended and Restated Operating Agreement of Belterra Resort Indiana, LLC is hereby incorporated by reference to Exhibit 4.2 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3/A filed on November 16, 2004 (SEC File No. 333-90426)

Exhibit
Number	Description of Exhibit

3.11	Articles of Incorporation of Biloxi Casino Corp. are hereby incorporated by reference to Exhibit 3.33 to the Company’s Amendment No. 1 to Registration Statement on Form S-4 filed on March 26, 1999 (SEC File No. 333-73235)

3.12	Amended and Restated Bylaws of Biloxi Casino Corp. is hereby incorporated by reference to Exhibit 3.12 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985).

3.13	Certificate of Formation of Boomtown, LLC is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 30, 2004 (SEC File No. 001-13641)

3.14	Amended and Restated Limited Liability Company Agreement of Boomtown, LLC is hereby incorporated by reference to Exhibit 3.14 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.15	Articles of Incorporation of Casino Magic Corp. , as amended, are hereby incorporated by reference to Exhibit 3.29 to the Company’s Amendment No. 1 to Registration Statement on Form S-4 filed on March 26, 1999 (SEC File No. 333-73235)

3.16	Amended and Restated By-Laws of Casino Magic Corp. is hereby incorporated by reference to Exhibit 3.16 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.17	Articles of Incorporation of Casino One Corporation are hereby incorporated by reference to Exhibit 3.37 to the Company’s Amendment No. 1 to Registration Statement on Form S-4 filed on March 26, 1999 (SEC File No. 333-73235)

3.18	Amended and Restated Bylaws of Casino One Corporation is hereby incorporated by reference to Exhibit 3.18 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.19	Third Amended and Restated Partnership Agreement of Louisiana—I Gaming, a Louisiana Partnership in Commendam is hereby incorporated by reference to Exhibit 3.19 to the Company’s Form S-4/A filed on May 7, 2008 (SEC File No. 333-149985)

3.20	Certificate of Formation of MITRE Associates LLC is hereby incorporated by reference to Exhibit 3.20 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.21	Second Amended and Restated Limited Liability Company Agreement of MITRE Associates LLC is hereby incorporated by reference to Exhibit 3.21 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

Exhibit
Number	Description of Exhibit

3.22	Amended and Restated Articles of Organization of Ogle Haus, LLC are hereby incorporated by reference to Exhibit 4.37 to the Company’s Amendment No. 2 to Registration Statement on Form S-3/A filed on August 6, 2002 (SEC File No. 333-90426)

3.23	Operating Agreement of Ogle Haus, LLC is hereby incorporated by reference to Exhibit 4.38 to the Company’s Amendment No. 2 to Registration Statement on Form S-3/A filed on August 6, 2002 (SEC File No. 333-90426)

3.24	Third Amended and Restated Partnership Agreement of PNK (Baton Rouge) Partnership is hereby incorporated by reference to Exhibit 3.24 to the Company’s Form S-4/A filed on May 7, 2008 (SEC File No. 333-149985)

3.25	Restated Articles of Incorporation of PNK (Bossier City), Inc. is hereby incorporated by reference to Exhibit 3.25 to the Company’s Form S-4/A filed on May 7, 2008 (SEC File No. 333-149985)

3.26	Second Amended and Restated Bylaws of PNK (Bossier City), Inc. is hereby incorporated by reference to Exhibit 3.26 to the Company’s Form S-4/A filed on May 7, 2008 (SEC File No. 333-149985)

3.27	Certificate of Formation of PNK (CHILE 1), LLC is hereby incorporated by reference to Exhibit 3.27 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.28	Amended and Restated Limited Liability Company Agreement of PNK (CHILE 1), LLC is hereby incorporated by reference to Exhibit 3.28 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.29	Certificate of Formation of PNK (CHILE 2), LLC is hereby incorporated by reference to Exhibit 3.29 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.30	Amended and Restated Limited Liability Company Agreement of PNK (CHILE 2), LLC is hereby incorporated by reference to Exhibit 3.30 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.31	Certificate of Formation of PNK Development 7, LLC is hereby incorporated by reference to Exhibit 3.31 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.32	Amended and Restated Limited Liability Company Agreement of PNK Development 7, LLC is hereby incorporated by reference to Exhibit 3.32 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

Exhibit
Number	Description of Exhibit

3.33	Certificate of Formation of PNK Development 8, LLC is hereby incorporated by reference to Exhibit 3.33 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.34	Amended and Restated Limited Liability Company Agreement of PNK Development 8, LLC is hereby incorporated by reference to Exhibit 3.34 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.35	Certificate of Formation of PNK Development 9, LLC is hereby incorporated by reference to Exhibit 3.35 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.36	Amended and Restated Limited Liability Company Agreement of PNK Development 9, LLC is hereby incorporated by reference to Exhibit 3.36 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.37	Certificate of Formation of PNK Development 13, LLC is hereby incorporated by reference to Exhibit 3.37 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.38	Second Amended and Restated Limited Liability Company Agreement of PNK Development 13, LLC is hereby incorporated by reference to Exhibit 3.38 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.39	Certificate of Formation of PNK (ES), LLC is hereby incorporated by reference to Exhibit 3.39 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.40	Amended and Restated Limited Liability Company Agreement of PNK (ES), LLC is hereby incorporated by reference to Exhibit 3.40 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.41	Articles of Organization of PNK (LAKE CHARLES), L.L.C .. are hereby incorporated by reference to Exhibit 4.24 to the Company’s Registration Statement no Form S-3 filed on August 6, 2002 (SEC File No. 333-90426)

3.42	Amended and Restated Limited Liability Company Agreement of PNK (LAKE CHARLES), L.L.C. is hereby incorporated by reference to Exhibit 3.42 to the Company’s Form S-4/A filed on May 7, 2008 (SEC File No. 333-149985)

3.43	Articles of Organization of PNK (Reno), LLC are hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 19, 2003 (SEC File No. 001-13641)

Exhibit
Number	Description of Exhibit

3.44	Operating Agreement of PNK (Reno), LLC is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 19, 2003 (SEC File No. 001-13641)

3.45*	Articles of Organization of PNK (River City), LLC, as amended

3.46*	Operating Agreement of PNK (River City), LLC

3.47	Articles of Organization of PNK (SCB), L.L.C., as amended, is hereby incorporated by reference to Exhibit 3.45 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.48	Second Amended and Restated Limited Liability Company Agreement of PNK (SCB), L.L.C. is hereby incorporated by reference to Exhibit 3.46 to the Company’s Form S-4/A filed on May 7, 2008 (SEC File No. 333-149985)

3.49	Certificate of Formation of PNK (ST. LOUIS RE), LLC is hereby incorporated by reference to Exhibit 3.47 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.50	Amended and Restated Limited Liability Company Agreement of PNK (ST. LOUIS RE), LLC is hereby incorporated by reference to Exhibit 3.48 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.51	Certificate of Formation of PNK (STLH), LLC, as amended, is hereby incorporated by reference to Exhibit 3.49 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.50	Second Amended and Restated Limited Liability Company Agreement of PNK (STLH), LLC is hereby incorporated by reference to Exhibit 3.50 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.52*	Articles of Incorporation of President Riverboat Casino-Missouri, Inc., as amended

3.53*	Amended and Restated By-Laws of President Riverboat Casino-Missouri, Inc.

3.54	Certificate of Formation of PSW Properties LLC is hereby incorporated by reference to Exhibit 3.51 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.55	Second Amended and Restated Limited Liability Company Agreement of PSW Properties LLC is hereby incorporated by reference to Exhibit 3.52 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

Exhibit
Number	Description of Exhibit

3.56	Articles of Incorporation of St. Louis Casino Corp., as amended, is hereby incorporated by reference to Exhibit 3.53 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.57	Amended and Restated By-laws of St. Louis Casino Corp. is hereby incorporated by reference to Exhibit 3.54 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.58	Articles of Organization of Yankton Investments, LLC, as amended is hereby incorporated by reference to Exhibit 3.55 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

3.59	Operating Agreement of Yankton Investments, LLC is hereby incorporated by reference to Exhibit 3.56 to the Company’s Form S-4 filed on March 31, 2008 (SEC File No. 333-149985)

4.1	Indenture dated as of August 10, 2009, governing the 8.625% Senior Notes due 2017, by and among Pinnacle Entertainment, Inc., the guarantors identified therein and The Bank of New York Mellon Trust Company is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 13, 2009. (SEC File No. 001-13641).

4.2	First Supplemental Indenture, dated as of February 5, 2010, governing the 8.625% Senior Notes due 2017, by and among Pinnacle Entertainment, Inc. the guarantors identified therein and The Bank of New York Mellon Trust Company, N.A. is herby incorporated by reference to Exhibit 4.33 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. (SEC File No. 001-13641).

4.3	Form of 8.625% Senior Note due 2017 is hereby incorporated by reference to Exhibit A contained in Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 13, 2009. (SEC File No. 001-13641).

4.4	Registration Rights Agreement, dated as of August 10, 2009, among the Company, the guarantors identified therein and J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., and Deutsche Bank Securities Inc., as representatives of the several Initial Purchasers named in Schedule 1 of the Purchase Agreement is hereby incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on August 13, 2009. (SEC File No. 001-13641).

5.1**	Opinion of Irell & Manella LLP.

5.2**	Opinion of Brownstein Hyatt Farber Schreck, LLP.

5.3**	Opinion of Baker & Daniels LLP.

5.4**	Opinion of Stone Pigman Walther Wittmann L.L.C.

5.5**	Opinion of Briol & Associates, PLLC.

5.6**	Opinion of Lathrop & Gage LLP.

5.7**	Opinion of Sills Cummis & Gross P.C.

Exhibit
Number	Description of Exhibit

5.8**	Opinion of Watkins Ludlam Winter & Stennis, P.A.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Ernst & Young LLP.

23.3**	Consent of Irell & Manella LLP (included in their opinion filed as Exhibit 5.1).

23.4**	Consent of Brownstein Hyatt Farber Schreck, LLP (included in their opinion filed as Exhibit 5.2).

23.5**	Consent of Baker & Daniels LLP (included in their opinion filed as Exhibit 5.3).

23.6**	Consent of Stone Pigman Walther Wittmann L.L.C. (included in their opinion filed as Exhibit 5.4).

23.7**	Consent of Briol & Associates, PLLC (included in their opinion filed as Exhibit 5.5).

23.8**	Consent of Lathrop & Gage LLP (included in their opinion filed as Exhibit 5.6).

23.9**	Consent of Sills Cummis & Gross P.C. (included in their opinion filed as Exhibit 5.7).

23.10**	Consent of Watkins Ludlam Winter & Stennis, P.A. (included in their opinion filed as Exhibit 5.8).

24.1*	Power of Attorney.

25.1*	Statement of Eligibility of Trustee on Form T-1.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Broker Letter.

99.4*	Form of Letter to Holders and DTC Participants.

99.5*	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*	Previously filed with the Form S-4 filed by the Registrant on March 26, 2010.

**	Filed herewith.